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                                                                   EXHIBIT 10.24

                             SECURED PROMISSORY NOTE

$47,000                                                         OCTOBER 30, 2000


         FOR VALUE, RECEIVED, FRANCIS C. PICCIRILLO ("Payor"), promises to pay to the order of Florists' Transworld Delivery, Inc., a Michigan corporation (together with its successors and assigns, "Payee"), at its principle place of business, 3113 Woodcreek Drive, Downers Grove, IL 60515, or at such other place as Payee may designate, the principle sum of FORTY SEVEN THOUSAND DOLLARS ($47,000).

         The principle amount of this Promissory Note ("the Note") shall be payable on OCTOBER 30, 2004 in accordance with the terms of this Note; provided, however, the principle amount of this Note shall immediately be due and payable upon Payor's termination of employment.

         The outstanding principle amount of this Note shall bear simple interest at EIGHT AND ONE HALF PERCENT (8.5%), per annum. Accrued interest shall be payable at maturity (whether at final maturity or earlier) of this Note.

         All payments of principle of and interest on this Note shall be payable in lawful currency of the United States of America at the office of the Payee described above, in immediately available funds.

         Payor shall have the right to pay all or any part of the unpaid principal hereunder without premium or penalty at any time and shall be accompanied by all interest accrued thereon through such date; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $10,000.

         In addition to, and not in limitation of the foregoing, Payor agrees to pay all expenses, including, without limitation, attorney's fees and legal expenses, incurred by the holder of this Note in connection with endeavoring to collect any amounts payable hereunder which are not paid when due.

         In order to secure obligations of Payor under this Note, Payor has granted to Payee a security interest in, and lien and charge over, certain collateral pursuant to the terms of that certain Pledge Agreement dated of the date hereof between Payor and Payee.

         All parties hereto waive presentment of payment, demand, protest and notice of dishonor.


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         Payor shall make all payments hereunder immediately when due without any set-off, counterclaim, defenses, withholding (for taxes or otherwise), or reduction of any kind. Payee shall have the right to set-off any amounts owing or to be owing (by acceleration or otherwise) by Payee to Payor.

         No delay on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Payee of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

         Payee shall have the right at any time to see, assign, transfer, negotiate or pledge all or part of its interest in this Note. Payor may not assign any of his obligations hereunder without the prior written consent of Payee. This note shall be binding on Payor and his legal representatives.

         No amendment, modification, or waiver of, or consent with respect to any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by Payee or any other holder hereof.

         After maturity of this Note, the outstanding principal amount of this Note and accrued and unpaid interest shall be unconditionally payable upon demand.

         For the avoidance of doubt, Payee shall have full recourse against Payor.

         THIS NOTE IS MADE UNDER AND GOVERNED BT THE INTERNAL LAWS OF THE STATE OF NEW YORK. Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable laws, but if any provision of this Note shall be prohibited or invalid.

         SIGNED AND DELIVERED as of this date first written above.




                                                     /s/ Francis C. Piccirillo
                                                     -------------------------
                                                     Francis C. Piccirillo